Exhibit 99.2

Investor Presentation August 2018

Disclaimer This presentation (the “Presentation”) has been prepared solely for, and is being delivered on a confidential basis to, persons considering a possible business relationship with Organogenesis Inc. (“Organogenesis” or the “Company”) in connection with a potential transaction with Avista Healthcare Public Acquisition Corp (“AHPAC”). This Presentation is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of Organogenesis or any of Organogenesis’ or the Company’s affiliate securities (as such term is defined under U.S. Federal Securities Laws). No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933 as amended. Any reproduction of this Presentation, in whole or in part, or the disclosure of its contents, without the prior consent of the Company is prohibited. By accepting this Presentation, each recipient agrees: (i) to maintain the confidentiality of all information that is contained in this Presentation and not already in the public domain and (ii) to use this Presentation for the sole purpose of evaluating a business relationship with the Company and AHPAC. Forward-Looking Statements This Presentation includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stat es Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of AHPAC, Organogenesis or the combined company after completion of the proposed business combination are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement and plan of merger governing the business combination between AHPAC and Organogenesis (the “Merger Agreement”) and the proposed business combination contemplated therein; (2) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of AHPAC’s shareholders the stockholders of AHPAC or other conditions to closing in the Merger Agreement; (3) the ability to meet applicable listing standards following the consummation of the transactions contemplated by the Merger Agreement; (4) the risk that the proposed transaction disrupts current plans and operations of Organogenesis as a result of the announcement and consummation of the transactions contemplated by the Merger Agreement; (5) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; (8) the possibility that Organogenesis may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in the final prospectus of AHPAC, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by AHPAC. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. AHPAC and Organogenesis undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Anyone using the presentation does so at their own risk and no respons ibility is accepted for any losses which may result from such use directly or indirectly. Recipients should carry out their own due diligence in connection with the assumptions contained herein. The forward-looking statements in this Presentation speak as of the date first written above. Although AHPAC may from time to time voluntarily update its prior forw ard-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by securities laws. 1

Disclaimer (Cont.) Use of Projections The financial and operating projections contained herein represent certain estimates of Organogenesis as of the date hereof. Organogenesis ‘ independent public accountants have not examined, reviewed or compiled the projections and, accordingly, do not express an opinion or other form of assurance with respect thereto. Furthermore, none of AHPAC, Organogenesis nor their respective management teams can give any assurance that the projections contained herein accurately represent Organogenesis ‘ results of operations or financial condition. These variations could materially affect the ability to make payments with respect to any of its outstanding and/or future debt service obligations. This Presentation contains financial forecasts with respect to Organogenesis’ estimated EBITDA, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin for Organogenesis’ fiscal years 2018 and 2019. Neither the Company’s independent auditors, nor the independent public accountants of Organogenesis , audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. In this Presentation, certain of the above-mentioned estimated information has been repeated (in each case, with an indication that the information is an estimate and is subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties, including but not limited to those set-forth above under “Forward-Looking Statements” that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of AHPAC or Organogenesis or that actual results will not differ materially from those presented in the prospective financial information. The assumptions upon which the projections are based are described in more detail herein. Some of these assumptions inevitably will not materialize and unanticipated events may occur that could affect results. Therefore, actual results achieved during the periods covered by the projections may vary and may vary materially from the projected results. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information are indicative of future results or will be achieved. These variations could materially affect the ability to make payments, for example, with respect to any of the Company’s outstanding and/or future debt service obligations. Industry and Market Data Unless otherwise noted, the forecasted industry and market data contained in the assumptions for the projections are based upon Organogenesis management estimates and industry and market publications and surveys. The information from industry and market publications has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Organogenesis has not independently verified any of the data from third-party sources, nor has Organogenesis ascertained the underlying economic assumptions relied upon therein. While such information is believed to be reliable for the purposes used herein, none of the Company, Organogenesis , their respective affiliates, nor their respective directors, officers, employees, members, partners, shareholders or agents make any representation or warranty with respect to the accuracy of such information. These materials are highly sensitive and confidential and being supplied to you solely for your information and for use at the Presentation. This Presentation and these materials may not be reproduced, redistributed or passed on, directly or indirectly, to any other person or published, in whole or in part, by any medium or for any purpose. 2

Disclaimer (Cont.) Use of Non-GAAP Financial Measures This Presentation has not been prepared in accordance with, and does not contain all of the information that is required by, the rules and regulations of the SEC. EBITDA, Pro Forma Adjusted EBITDA, Adjusted Revenue and the related pro forma information presented in this presentation are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Pro Forma Adjusted EBITDA and Adjusted Revenue are not measurements of our financial performance under GAAP and neither should be considered as an alternative to net income, operating income or any other performance measures derived in a ccordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. Organogenesis believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Organogenesis’ financial condition and results of operations. Organogenesis‘ management uses these non-GAAP measures to compare Organogenesis‘ performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes. Organogenesis believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Management of Organogenesis does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. Other companies may calculate EBITDA, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin and other non-GAAP measures differently, and therefore Organogenesis’ EBITDA, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin and other non-GAAP measures may not be directly comparable to similarly titled measures of other companies. A reconciliation of Non-GAAP measures used in this presentation to the most closely comparable GAAP measure is set forth in the Appendix. In this presentation, we discuss non-GAAP adjusted EBITDA and pro forma adjusted EBITDA as forward-looking non-GAAP measures as defined by Regulation G, with respect to our 2017 year end and 2018 performance. Not all of the information necessary for a quantitative reconciliation of these non-GAAP financial measure to the most directly comparable GAAP financial measure is available without unreasonable efforts at this time. The probable significance of providing these measur e is that the GAAP measure could be materially different. Additional Information In connection with the proposed business combination between Organogenesis and AHPAC, AHPAC intends to file with the SEC a regis tration statement on Form S-4 and joint proxy/consent solicitation statement/prospectus forming a part thereof (the “Registration Statement”). This communication does not contain all the information that should be considered concerning the proposed business combination. This communication is not a substitute for the Registration Statement that AHPAC will file with the SEC or any other documents that AHPAC may file with the SEC or that AHPAC or Organogenesis may send to shareholders in connection with the proposed business combination. It is not intended to form the basis of any investment decision or any other decision in respect to the proposed business combination. AHPAC’s shar eholders and other interested persons are advised to read, when available, the preliminary and definitive Registration Statement, and documents incorporated by reference therein, as these materials will contain important information about AHPAC, Organogenesis and the business combination. The proxy statement and the prospectus contained in the Registration Statement will be mailed to AHPAC’s shareholders as of a record date to be established for voting on the proposed business combination. AHPAC Shareholders will also be able to obtain a copy of the Registration Statement once it is available, and other documents containing important information about AHPAC and Organogenesis once such documents are filed with the SEC, without charge, at the SEC's website at http://sec.gov or by directing a request to: Avista Healthcare Public Acquisition Corp., 65 East 55th Street, 18th Floor, New York, NY 10022. 3

Transaction Overview Avista Healthcare Public Acquisition Corp. (“AHPAC”) and Organogenesis Inc. (“Organogenesis”), a leading regenerative medicine company operating in the Advanced Wound Care and Surgical & Sports Medicine markets, agreed to merge on August 17th 2018 (the “Transaction”) Related to the transactions, affiliates of Avista Capital Partners will make an investment of $92mm in new common equity (the “Private Placement”) and AHPAC private placement warrants Pro forma enterprise value of $673mm represents 2.3x CY19E revenues Existing Organogenesis shareholders to convert a portion of their affiliated debt investment into equity; remaining affiliate debt to be repaid with cash raised from the Private Placement SPAC public investors have the option to redeem at approximately $10.00 per share Organogenesis to issue 50% of Private Placement in August; remaining Private Placement funding into AHPAC and SPAC merger expected to close in Q4 2018 AHPAC management has extensive healthcare investing experience and a successful track record taking companies public Existing Organogenesis shareholders rolling over 100% of current ownership stake into equity of publicly-traded company Board of Directors to consist of 8 members, with at least 3 independent directors Initial board to include one representative of Avista Gary Gillheeney, current President & Chief Executive Officer, to serve on the Board of Directors Existing Organogenesis management team, including Mr. Gillheeney, to continue to operate the business(1) Notes: 1.Pro forma business to operate as a controlled company. 4 Management and Board Premier Sponsorship and Alignment of Interests Transaction Highlights

Transaction Overview (Cont.)

Key assumptions include:

- $92.0 million Private Placement issued to affiliates of Avista Capital Partners
- Full redemptions from the SPAC trust
- $28.7 million of existing ownership group's Affiliate Loans and Accrued Interest is paid down
- $45.7 million of Affiliate Loans are converted into equity

Illustrative Pro Forma Valuation

($ in mm, except per share)

Total Enterprise Value Summary	
Total Common Shares	96.8
Expected Share Price	$7.04
Total Equity Value	$681
Less: PF Net Cash	($7)
Total Enterprise Value	$673
x 2019E Revenue of $292mm	2.3x

Illustrative Cash Sources & Uses

($ in mm)

Cash Uses	**$ Amount**	**Cash Sources**	
Cash to Balance Sheet	$49.3	Equity from Private Placement	$92.0
Estimated Fees & Expenses	$14.0		
Debt Paydown	$28.7		
Total Cash Uses	$92.0	Total Cash Sources	$92.0

Illustrative Capitalization Summary

($ in mm)	6/30/18A	Adj.	PF 6/30/18A
Cash	$1.3	$49.3	$50.6
Revolver	$22.4	–	$22.4
SVB Term Loan	$5.0	–	$5.0
Total Affiliate Loans	$74.4	($74.4)	–
Notes Payable (Eastward)	$15.9	–	$15.9
Total Debt	**$117.7**	**($74.4)**	**$43.3**
Net Debt / (Cash)	$116.5	($123.7)	($7.3)

Illustrative Ownership Summary

(TSM shares in mm)	TSM Shares	Percent Ownership
Existing Organogenesis Shareholders	79.8	*82.5%*
Private Placement	15.6	*16.1%*
AHPAC Founders	1.4	*1.4%*
Total	96.8	*100.0%*

Notes:
Assumes Full Redemptions on cash in AHPAC Trust.
Debt balances exclude capital leases and reflect value of debt obligations due (i.e., remove impact of unamortized discounts).
6/30/18A cash and Affiliate Loans balance and Sources and Uses exclude $5mm of owner's Affiliate Loan funding in Q3 2018.
Total Affiliate Loans includes $0.7mm of fees related to affiliated debt which have yet to be paid and are included on the Balance Sheet under Other Liabilities.
SVB Term Loan is backed by a personal guarantee by the existing Organogenesis shareholders; Company anticipates the personal guarantee being removed by transaction close.

5
Organogenesis Inc.

Recent Avista-Affiliated Healthcare IPOs

AHPAC's management has experience executing financial structuring solutions in both private and public markets

- Extensive experience managing companies in public markets
- Completed strategic, accretive M&A deals including both tuck-in acquisitions and transformational mergers

Public Market Expertise

Company	Business Summary	Financial Structuring
inc Research / Syneos Health	▪ Leading global Contract Research Organization, or CRO, focused on Phase I to Phase IV clinical development and commercial services for the biopharmaceutical and medical device industries	▪ Executed $150mm IPO (Nov. 2014), six follow-on offerings and three stock buybacks ▪ Completed three cash acquisitions while private, including the approximately ~$364mm all-cash acquisition / take private of Kendle International (2011) (NASDAQ: KNDL) ▪ Re-priced term loan twice prior to the IPO, lowering the interest rate by 275 bps and removing all financial maintenance covenants
Lantheus Holdings	▪ Supplier of medical imaging products for nuclear and ultrasound cardiovascular diagnostic imaging procedures ▪ Spinout from Bristol-Myers Squibb	▪ Executed $74mm IPO (Jun. 2015) and five follow-on offerings ▪ Negotiated $50mm revolver and $365mm term loan post-IPO
VWR We Enable Science	▪ Leading global distributor of equipment and consumable supplies to the laboratory sector ▪ Minority investment alongside Madison Dearborn Partners	▪ Executed $617mm IPO (Oct. 2014) and five follow-on offerings ▪ Subsequent sale to Avantor, a global supplier of ultra-high-purity materials ▪ Completed eleven bolt-on acquisitions post-IPO
WC Warner Chilcott	▪ Leading specialty pharmaceutical company focused on developing, manufacturing and marketing branded prescription pharmaceutical products, with a concentration in women's healthcare and dermatology ▪ Led leveraged buyout consortium in the go-private transaction	▪ Executed $1.1bn IPO (Sep. 2006) ▪ Acquired Proctor & Gamble's global pharmaceutical business for $3.1bn (100% debt financed)
ConvaTec	▪ Global medical products and technologies company, with leading market positions in wound therapeutics, ostomy care, continence and critical care, and infusion devices used in the treatment of diabetes and other conditions ▪ Carve-out from Bristol Myers Squibb, joint acquisition with Nordic Capital	▪ Executed $1.8bn IPO (Oct. 2016) and two secondary offerings ▪ Notable acquisitions include Unomedical, a leading European manufacturer of single-use medical devices and infusion sets, and $321mm acquisition of 180 Medical, a leader in the home delivery of catheters and urologic medical supplies in the U.S.
optinose	▪ Specialty pharmaceutical company focused on the development and commercialization of products for patients treated by ear, nose and throat (ENT) and allergy specialists ▪ Current lead product, XHANCE (fluticasone propionate) nasal spray, is approved for the treatment of nasal polyps in patients 18 years of age and older and is in development for the treatment of chronic sinusitis	▪ Executed $138mm IPO (Oct. 2017) and one follow-on offering (June 2018) ▪ Completed multiple financings while private, including ~$37mm of Series D preferred stock to fund product development and commercialization activities

6

Organogenesis Inc.

Key Investment Highlights

1 Attractive End Markets
- **$7Bn+** Advanced Wound Care Market (AWC)
- **$4.7Bn+** Surgical & Sports Medicine Market (S&SM)

2 Differentiated and Comprehensive Suite of Products
- Apligraf, Affinity, Dermagraft, NuCel, NuShield, PuraPly AM, ReNu

3 Proven R&D Engine with Deep Pipeline
- **5** Pipeline products expected to be launched in next 2 years

4 Robust Clinical Data Supporting Products
- **200+** Publications reviewing Organogenesis products
- **14** Ongoing studies[1]

5 Established and Scalable Infrastructure
- **2,500+** Healthcare facilities served in 1H 2018[2]
- **400,000+** Square feet across 3 dedicated facilities
- **~200** Direct Sales Representatives
- **~90** Independent Agencies

6 Rapidly Scaling Business with Multiple Levers for Growth
- **~20%** PF Revenue Growth CAGR 2017PF – 2019E

Experienced Leadership with Track Record of Execution

Notes:
1. Includes studies yet to publish data and retrospective projects.
2. Number of facilities that have ordered products in 1H 2018.

7
Organogenesis Inc.

Experienced Management Team  25+ years in senior leadership positions in both public and private organizations  Served as President and CEO of Organogenesis since 2014  16 years at Organogenesis; also served as COO and CFO  Recognized as one of Ernst & Young’s 2009 “Entrepreneur of the Year“  Earlier career in public accounting with Big 4 accounting firms followed by 20+ years leading Finance in private equity and venture backed companies to an IPO or a sale Certified Public Accountant 2 years at Organogenesis  24 years with Organogenesis  14 years with Organogenesis  6 years as President and CEO of NuTech Medical  15 years with Organogenesis  15+ years as general counsel and business development executive – 14 years for public companies  6 years experience of Provider contracting with UnitedHealth and 7 years public accounting experience with large local public accounting firms Previously held management and research positions at Hologic, Stryker, and Harvard Medical School Previously spent 3 years at Novartis / Innovex and 1 year at Bristol-Myers Squibb   Previously served as partner at Burr & Forman, specializing in technology law and litigation  Most recently VP Corporate Affairs, General Counsel & Secretary of pSivida Corp. with earlier career at McDermott, Will & Emery    Innovative Clinical Solutions 8 Name/Title Antonio Montecalvo VP, Health Policy and Contracting Lori Freedman VP and General Counsel Gary Gillheeney, Sr President & Chief Executive Officer Howard Walthall EVP, Strategy and Market Development Patrick Bilbo Chief Operating Officer Brian Grow Chief Commercial Officer Tim Cunningham Chief Financial Officer

Company Overview

Who We Are…

- ✓ **Leading regenerative medicine company**
  - Technology spun out of MIT; HQ in Canton, MA
  - Diversified commercialized product portfolio and robust new product development pipeline
- ✓ **Operates in two large, attractive markets**
  - Advanced Wound Care
  - Surgical & Sports Medicine
- ✓ **Strong commercial infrastructure**
  - ~670+ employees
  - ~200 direct sales representatives
  - ~90 independent agencies
  - 2 manufacturing facilities
- ✓ **Robust financial profile**
  - ~$204mm of 2017PF net revenue
  - ~69% 2017A gross margin
- ✓ **Several catalysts for double-digit topline growth**
  - ~20% 2017PF – 2019E net revenue CAGR

Product Portfolio Overview…

Commercialized Products

- Organogenesis Apligraf®
- Organogenesis Dermagraft®
- Organogenesis PuraPly AM
- Organogenesis NuShield®
- Organogenesis Affinity®
- Organogenesis NuCel®
- Organogenesis ReNu™

Pipeline

- Organogenesis TransCyte®
- Organogenesis PuraForce®
- Organogenesis PuraPly MZ
- Organogenesis PuraPly XT
- Organogenesis Novachor™
- Organogenesis GINTUIT

9
Organogenesis Inc.

Comprehensive and Differentiated Product Portfolio

- Product portfolio protected by a range of barriers, including IP, know-how, trade-secrets, clinical data, market reputation, supply chain, manufacturing complexity, and robust commercialization infrastructure and relationships

Segment	Product	Product Description	Regulatory Pathway	Clinical Application
Advanced Wound Care	Organogenesis Apligraf	▪ Bioengineered living cell therapy that contains keratinocyte and fibroblast living cells	PMA	Venous leg ulcers Diabetic foot ulcers
Advanced Wound Care	Organogenesis Dermagraft	▪ Bioengineered product with living human fibroblasts, which are seeded on a bioabsorbable scaffold	PMA	Diabetic foot ulcers
AWC / S&SM	Organogenesis PuraPlyAM	▪ Purified native collagen matrix with broad-spectrum antimicrobial agent ▪ Designed to address challenges posed by bioburden and excessive inflammation of the wound	510(k)	Chronic and acute wounds (except 3rd degree burns) Surgical treatment of open wounds
AWC / S&SM	Organogenesis NuShield	▪ Dehydrated placental tissue graft preserved to retain all layers of the native tissue	361 HCT/P	Chronic and acute wounds Tendon, ligament and other soft tissue injuries
AWC / S&SM	Organogenesis Affinity	▪ Fresh amniotic membrane containing many types of viable cells, growth factors/cytokines, and extracellular matrix (ECM) proteins	361 HCT/P	Chronic and acute wounds Tendon, ligament and other soft tissue injuries
Surgical & Sports Medicine	Organogenesis NuCel	▪ Cellular suspension, stem cell-containing allograft derived from human amnion tissue and amniotic fluid	361 HCT/P (Potential BLA applications)	Orthopedic surgical procedures including bony fusion
Surgical & Sports Medicine	Organogenesis ReNu	▪ Cryopreserved suspension of amniotic fluid cells and morselized amnion from the same donor	361 HCT/P (Potential BLA applications)	Chronic inflammatory and degenerative conditions; soft tissue injuries such as tendinosis and fasciitis

10
Organogenesis Inc.

1 Attractive End Markets Benefitting from Secular Tailwinds

Key drivers of market growth include:

- ✓ Aging population
- ✓ Greater incidence of co-morbidities such as diabetes, obesity, cardiovascular and peripheral vascular disease
- ✓ Increasing acceptance of advanced technologies to treat complex wounds

	Market Overview	Organogenesis Product Offering
Advanced Wound Care	■ **~$7.3bn market growing at a ~8% CAGR through 2024**[1] – ~80mm people globally suffer from chronic or acute wounds <u>Components Include:</u> ■ Chronic wounds include venous leg ulcers (VLUs), diabetic foot ulcers (DFUs), pressure ulcers, and surgical wounds[2] ■ Acute wounds include burns, trauma wounds and surgical wounds	■ Product portfolio addresses patient needs across the continuum of care **Commercial Products:** Apligraf, Dermagraft, PuraPly AM, NuShield, Affinity **Pipeline Products:** PuraPly XT, PuraPly MZ, Novachor, TransCyte
Surgical and Sports Medicine	■ **~$4.7bn market, growing ~10% annually** <u>Components Include:</u> ■ Bone fusion (e.g., spine fusion surgery): ~$1.7bn market[3] – ~667K spine fusion surgeries in the US annually ■ Tendon and ligament injuries; ~$1bn market[4] – ~250K rotator cuff repairs and ~40K outpatient achilles tendon repairs in the US annually ■ Chronic Inflammatory and degeneration conditions (e.g., osteoarthritis (OA), tendonitis, plantar fasciitis: ~$2bn market)[3] – OA affects ~30mm individuals in the US	■ Product portfolio includes regenerative orthobiologics addressing a wide variety of musculoskeletal injuries **Commercial Products:** PuraPly AM, NuShield, Affinity, NuCel, ReNu **Pipeline Products:** PuraPly XT, PuraPly MZ, PuraForce, GINTUIT

1. Based on MedMarket Diligence.
2. Excludes surgical incisions.
3. Technavio (2015), Global Orthobiologics Market Report, retrieved September 25, 2017, from EMIS Professional Database, excluding demineralized bone matrix, or DBM, and conventional allograft.
4. Technavio (2015), Global Regenerative Medicine Market Report, retrieved September 26, 2017, from EMIS Professional Database.

11
Organogenesis Inc.

Skin Substitutes is a Fast-growing, Under-penetrated Segment of the Advanced Wound Care Market

AWC Product Categories



Other Adv. Dressings, 43%
Biologics, 18%
Skin Substitute
Antimicrobial Dressings, 19%
Devices, 21%

Skin Substitute Market[1]



CAGR: 14.3%
CAGR: 14.5%
~$600mm
~$700mm
~$1,150mm
2015
2016
2020E

- Organogenesis' products are generally considered "skin substitutes"
- Market has experienced double digit growth but is still highly underpenetrated
  - **Less than 5% of addressable wounds are treated with skin substitutes**

Key Drivers of Skin Substitute Market Include:

✓ Physician and payer education about the effectiveness and benefits of these products

✓ Clinical data

✓ Overall growth of Advanced Wound Care market

Organogenesis is well positioned as a top 3 player in the skin substitute market

Notes:

1. Technavio (2016), Global Bioactive Wound Care Market Report, retrieved September 13, 2017, from EMIS Professional Database.

12

Organogenesis Inc.

Our Advanced Wound Care Products Address Patient 2 Needs Across the Continuum of Care… 1 3 Organogenesis has a broad portfolio of skin substitutes to address wounds across the wound care continuum, resulting in better patient outcomes Incidence of chronic wounds is on the rise due to an aging US population and increasing co-morbidities (e.g., obesity, diabetes, CV and peripheral vascular disease) 2. Standard of Care (SoC) Alone Is Not Enough 1 2 3 SoC Healing Rates at 12 Weeks Inflammatory Proliferative Remodeling Controls in RCTs(1) (3) USWR-Real World(1) 40.0% (2 trials) 29.6% (66,577) Ulcers Why Wounds Stall in the Inflammatory Phase: Bacterial bioburden & contamination Protease activity (e.g., MMPs(2)) Inflammatory cells & cytokine activity Impaired cellular signaling VLUs 42.7% (20 trials) 44.1% (97,420) Notes: 1. 2. 3. Fife, CE. How Should Outpatient Wound Clinics Honestly Measure Success? Today’s Wound Clinic. 2018; 12(4). Matrix metalloproteinases. RCT = randomized controlled trial. 13 DFUs37.9% (26 trials)30.5% (62,964) Pressure

2 ... And Now Cover the Full Spectrum of Addressable Wounds...

- Prior to PuraPly AM launch (2016)[1] and NuTech acquisition (2017), Organogenesis' product portfolio only covered ~17% of addressable wounds
  - Apligraf (VLUs and DFUs) and Dermagraft (DFUs) are PMA-approved, supported by robust clinical data, and well-regarded by physicians, but priced at a premium and focused on "stalled" (more severe) VLUs and DFUs
- Competitors with lower-priced, non-PMA approved products hold considerable share
  - "Bundled" reimbursement dynamics favored smaller, lower-cost products in less severe addressable wounds
  - Today, Organogenesis portfolio contains solutions for the full spectrum of addressable wounds
  - PuraPly AM addresses biofilm earlier in treatment regimen, while Affinity and NuShield provides additional treatment options at lower price points versus Apilgraf and Dermagraft

Addressable Wounds Type Distribution[2]

Product Offering Pre-PuraPly & Pre-NuTech

Apligraf, Dermagraft

Additional Product Offering Post PuraPly & NuTech

PuraPly AM, NuShield, Affinity, Novachor, PuraPly MZ, PuraPly XT


% Wound type Distribution In WCC(2)
Surgical 25%
Pressure Ulcer 32%
VLU 17%
DFU 9%
VLU Stalled 11%
DFU Stalled 6%

Ability to Treat a Wide Range of Wounds


PuraPly AM
Affinity
NuShield
Apligraf
Dermagraft

Chronic Wounds: VLUs, DFUs and Pressure Ulcers

Acute Wounds: Traumatic Wounds and Burns

14

Notes:
1. PuraPly AM was launched in 2016, while PuraPly was launched in 2015.
2. Management Estimates (References: MEDICAL, DRUG, AND WORK-LOSS COSTS OF VENOUS LEG ULCERS Rice JB1 et al, e (2013); Gillespie DL, et al. J Vasc Surg. 2010;52(5 suppl):8S-14S; Healogics WCAW Infographic;

Organogenesis Inc.

… With Accelerating Growth of Amniotic Portfolio… 2  Ability to include Affinity and NuShield “in the bag” of Advanced Wound Care sales reps is driving robust sales growth ($ in mm) Organogenesis(1) NuTech $9.0 $8.0 $7.0 $6.0 $5.0 $4.0 $3.0 $2.0 $1.0 – Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Notes: 1.Organogenesis acquired NuTech on March 24, 2017. 15 Introduction of NuShield and Affinity to Advanced Wound Care channel Affinity & NuShield Quarterly Revenue

… Through Increasing Account Reach and Penetration… A complete product offering enables reps to better reach and penetrate accounts - Potential to fully address physician needs; strengthen relationship and drive convenience of “one-stop shop” Active account results demonstrate complete Advanced Wound Care product offering is driving account growth and sales Potential to accelerate growth over time as sales force headcount increases 2 2,000 1,500 1,000 500 – Q2 2015 Q2 2016 Q2 2017 Q2 2018 Active Accounts Buying Amniotic Products Total Organogenesis Active Accounts % buying Amniotic Notes: 1.Number of accounts that have ordered products in each respective quarter. 2.Organogenesis acquired NuTech on March 24, 2017. 16 NuTech Organogenesis(2) 30% 10% Active Account Growth and Penetration(1)

… And Facilitating Early Wins in Agreement (MSA) Opportunity Large Market Share 2 Organogenesis is continuing to grow its commercial presence, expanding the number of agreements signed with GPOs and IDNs  25 20 15 10 5 0 - More than 4,000 facilities now covered by contracts(1) The company’s broad product portfolio enables Organogenesis to further secure market share agreements (MSAs) beyond existing GPO or IDN agreements  Q4 2016 Q2 2018 - Preferred pricing in return for Organogenesis capturing ~70-80% of volume 300 - Strong recent progress, which is not yet reflected in financial performance in a meaningful way 250 200 - “Early innings” of large growth opportunity 150 100 50 0 Q4 2016 Q2 2018 Notes: 1.Facilities currently under contract, but not necessarily ordering products in 1H 2018. 17 250+ 0 Facilities with Signed Organogenesis MSAs ~20 0 GPO / IDN and Market Share Agreement Overview Market Share Agreements (MSAs)

Our Product Offering is Broad and Innovative Relative to 2 Peers: Advanced Wound Care Enzymatic PDGF, 18 Products Skin Sub Skin Sub Skin Sub Honey TCC (cast) Dressings NPWT Collagen Dressing Skin Graft Device Skin Sub Skin Sub Skin Sub Skin Sub Skin Sub Debrider, Dressings Human Cellular Bioengineered Graft  Xenograft / Antimicrobial   Xenograft     Allograft        PMA / BLA Approved Products 4 0 1 0 0 0 0 0 1

Organogenesis has Continued to Penetrate Surgical & Sports Medicine Market Since NuTech Acquisition

Surgical & Sports Medicine (S&SM) Market Overview

- Addressing a ~$4.7bn market, growing ~10% annually
- Product set includes orthobiologics that support the healing of musculoskeletal injuries, including chronic degenerative conditions such as OA and tendonitis
  - Focus on products which utilize amniotic technologies
  - Complementary products launching from other platform technologies
  - Existing treatment options (e.g., hyaluronic acid injections for OA) are often not efficacious, resulting in significant unmet patient need
- Historically, products were commercialized via independent agencies and non-exclusive contract sales reps
  - Go-forward strategy includes greater investment in dedicated sales and marketing resources following acquisition of NuTech, as well as leveraging existing Organogenesis commercialization infrastructure
- Introducing product line extensions of PuraPly into Surgical & Sports Medicine channel as well as developing new product (PuraForce) for 2019 launch

Surgical & Sports Medicine Revenue

($ in mm)


2017PF – 2019E CAGR: 34%
$25.3
$30.3
$45.3
2017PF (1)
2018E
2019E

S&SM channel benefitting from industry tailwinds, new product introductions and leveraging Organogenesis' commercial infrastructure

Notes:
1. Includes all $5.7mm of NuTech revenue prior to acquisition by Organogenesis on March 24, 2017; pre-acquisition split between segments not available. As a result, Surgical & Sports Medicine revenue CAGR for 2017PF – 2019E may be modestly understated.

19

Organogenesis Inc.

2 Our Product Offering is Broad and Innovative Relative to Peers: Surgical & Sports Medicine

	Organogenesis	MiMedx	INTEGRA	ACell	Osiris	Medtronic	ORTHOFIX	WRIGHT	Multiple	Multiple
Products	Amniotic Membrane, Amniotic Suspension, Xenograft	Amniotic Membrane, Amniotic Suspension	Dermal Template, Amniotic Membrane, Amniotic Suspension, Tendon Reinforcement,	Collagen Sheets and Powders	Amniotic Membrane, Tendon Reinforcement	Orthobiologics	Orthobiologics	Orthobiologics, Tendon Reinforcement, Amniotic Suspension, Amniotic Membrane	Platelet Rich, Plasma Solutions	Hyaluronic Acid Injections
Spine Fusion	NuCel					✓	✓			
Extremity Fusion	NuCel						✓	✓		
Tendon Repair	NuShield, Affinity, PuraForce	✓	✓		✓			✓	✓	
OA Degenerative	ReNu	✓						✓	✓	✓
Acute Surgical Wound	NuShield, Affinity, PuraPlyAM	✓	✓	✓	✓					

20
Organogenesis Inc.

Proven R&D Engine Supporting Several Recent and 3 Expected Near-term Product Launches 12+ Key Products Pipeline Notes: 1. 2. 3. Acquired through Shire in 2014; Dermagraft originally launched in 2001. PuraPly AM was launched in 2016, while PuraPly was launched in 2015. Acquired from NuTech in 2017; products originally launched in 2009 (NuCel), 2010 (NuShield), 2014 (Affinity) and 2015 (ReNu). 21 Year introduced to portfolio 19982014(1) 2016(2) 2017(3) 2017(3) 2017(3) 2017(3) 2018E2019E2019E2019E2019E Product Market segment AWC SS&M Additional growth drivers BLABLAOut-license approvalapproval

3 TransCyte – Approved Product in an Attractive Market with Limited Competition

Organogenesis TransCyte Advanced Wound Care

Product Description

- TransCyte is a bioengineered tissue scaffold that promotes burn healing
  - Provides bioactive dermal components an outer protective barrier
  - Increases re-epithelialization and pain relief
- PMA-approved product supported by robust data; well-regarded by customers
- Product previously sold by Smith & Nephew, but not currently on market due to manufacturing complexities (particularly related to scaling production)
  - Organogenesis management executing plan to revise manufacturing processes and re-launch product by Q3'19
  - Full, commercial-scale manufacturing anticipated by late 2020E
- Concentrated market, with the American Burn Association estimating over 60% of U.S. acute hospitalizations related to burn injury were admitted to 128 burn centers
  - Potential to commercialize efficiently via a small specialty sales force, and add additional burn products "to the bag" (including existing products such as PuraPly) over time

Market Opportunity


~500,000 burns annually that require medical attention
~40,000 burns annually that require hospitalization
TranCyte has the ability to address a ~$200mm market opportunity

Limited competition opportunity – Currently only one other PMA approved product on the market

22
Organogenesis Inc.

ReNu™— Expected BLA Approval Opens Up Large and Growing Market Opportunity

Organogenesis
ReNu
Cryopreserved Amniotic Allograft
Surgical & Sports Medicine

Product Description

- ReNu is a cryopreserved suspension of amniotic fluid cells and morselized amnion tissue from the same donor
  - Formulated for office use (injection)
  - Used to support healing of soft tissues, particularly in degenerative conditions such as osteoarthritis (OA) and joint and tendon injuries such as tendinosis and fasciitis
- ReNu is currently regulated as a 361 HCT/P
  - Clinical trials ongoing, stage 3 study planned
  - Management believes BLA-approval could open up a significant opportunity for ReNu, including the potential for physicians to utilize a J-code for administration of the product



Market Opportunity

~30mm
Americans with OA driven by aging, obesity and sports injuries[1]

~$2.0bn
Market opportunity for HA injection treatment options[1]

- Existing treatment options, including IR steroids, hyaluronic acid (HA) injections, and opioids, result in unmet patient need and have other drawbacks
  - Steroid and HA injection treatments exhibit limited efficacy but are used regularly by clinicians
  - Roughly half of patients that receive treatment for OA of the knee eventually progress to a total knee replacement, typically following failed injection therapy
- Significant opportunity for innovative products that address unmet need in OA pain and/or delay or reduce the need for surgery

Organogenesis estimates the long-term sales potential for ReNu at >$100mm

Notes:
1. Technavio (2015), Global Orthobiologics Market Report, retrieved September 25, 2017; market opportunity represents global market for viscosupplements which are intra-articular injections of hyaluronic acid.

23
Organogenesis Inc.

3 Additional Products in Near-term Pipeline

Product Pipeline				
Product	**Product Description**	**Clinical Application**	**Expected Launch**	**Regulatory Pathway**
Organogenesis PuraPly XT	■ Version of PuraPly Antimicrobial with enhanced thickness and PHMB content ■ Allows for sustained presence of the antimicrobial barrier in the wound	Chronic and acute wounds (except 3rd degree burns) Surgical treatment of open wounds	2018	510(k)
Organogenesis PuraPly MZ	■ Micronized particulate version of PuraPly Antimicrobial ■ Allows application in powder or gel form to deep and tunneling wounds	Chronic and acute wounds (except 3rd degree burns) Surgical treatment of open wounds	2019	510(k)
Organogenesis PuraForce	■ Bioengineered porcine collagen surgical matrix ■ High biomechanical strength per unit thickness	Reinforcement of all tendons in the body	2019	510(k)
Organogenesis Novachor	■ Fresh chorionic membrane containing viable cells, growth factors/cytokines, and extracellular matrix (ECM) protein ■ Expected to receive Q-code effective 1/1/2019	Chronic and acute wounds	2019	361 HCT/P
Organogenesis GINTUIT	■ Surgically applied bioengineered bi-layered living cellular tissue that supports the healing of oral soft tissue ■ Comprised of human fibroblasts, keratinocytes, human ECM proteins, and bovine collagen	Mucogingival conditions in adults	–[1]	FDA approved BLA (Biologics)

Notes:
1. Expect to out-license.

24

Organogenesis Inc.

Robust Clinical Data Supporting Products: Advanced Wound Care

Product	Indication	Design	Anticipated Completion
Organogenesis PuraPly AM	Acute and Chronic Wounds	40 patient, Single Center Controlled Prospective Evaluation	Completed, Publication in progress
	Acute and Chronic Wounds	100 patient, Single Center Controlled Prospective Evaluation	Completed, Publication in Progress
	Acute and Chronic Wounds	300 patient, 30 Center patient Registry Evaluating Real-World Effectiveness of PPAM	Q4 2018
	All Wounds	Comparative Effectiveness Analysis of PPAM for Treatment of Venous Leg Ulcers, Utilizing Large EMR Wound Database (patient # TBD)	Q3 2018
	Pressure Ulcers	100 patient Two-center Randomized Controlled Clinical Trial, PPAM Vs. Standard of Care	Q3 2019
Organogenesis TransCyte	Deep Second Degree Burns	60 patient Multicenter Randomized Clinical Trial to Evaluate Healing, Cosmesis and Economic Outcomes vs. Standard of Care	On hold pending commercialization
Organogenesis Apligraf	Venous Leg Ulcers	Comparative Effectiveness Analysis of Apligraf for Treatment of Venous Leg Ulcers, Utilizing Large EMR Wound Database (patient # TBD)	Q3 2018
Organogenesis Affinity	Diabetic Foot Ulcers	100 patient Multicenter Randomized Controlled Trial, Affinity vs. Standard of Care	Q1 2019
	Venous Leg Ulcers	15 patient Prospective Study Evaluating Potential Changes in Wound Microenvironment	Q3 2018
Organogenesis NuShield	Diabetic Foot Ulcers	100 patient Randomized Clinical Trial vs. Standard of Care	Initiate Q4 2018, Complete Q2 2020[1]
Organogenesis Novachor	Diabetic Foot Ulcers	200 patient Randomized Clinical Trial vs. Competitive Product	Initiate Q4 2018, Complete Q2 2020[1]

Investment enhances sales efforts and reimbursement dynamics

Notes:
1. Currently in planning / start-up stages.

25
Organogenesis Inc.

4 Robust Clinical Data Supporting Products: Surgical & Sports Medicine

Product	Indication	Design	Anticipated Completion
Organogenesis NuCel® Bioactive Amniotic Suspension	Lumbar Spine Vertebral Fusion	60 patient Prospective, Efficacy Study of NuCel in patients Undergoing Fusion for One, Two or Three Level Degenerative Disease of the Lumbar Spine	Q1 2020
	Lumbar Spine Vertebral Fusion	200 patient Single-Arm Prospective, Multi-center study of Nucel in patients receiving interbody fusion for one and two level degenerative disease of the lumbar spine	Q3 2021
Organogenesis ReNu® Cryopreserved Amniotic Allograft	Hip Osteoarthritis	10 patient Pilot Study of ReNu Hip Injection: Monitoring the Response of Hip Function and Pain in patients with Osteoarthritis	Q2 2019
	Osteochondral Defect Repair	8 patient Evaluation of the ReNu Amniotic Suspension Allograft after Marrow Stimulation in the Treatment of Osteochondral Defects	Q3 2021
	Plantar Fasciitis	150 patient Comparative study of injectable human amniotic allograft (ReNu) versus corticosteroids for Plantar Fasciitis: A Prospective, Randomized, Blinded Study	Q1 2020
	Knee Osteoarthritis	200 patient Investigation of ReNu Knee Injection: Monitoring the Response of Knee Function and Pain in patients with Osteoarthritis	Q1 2019

Investment enhances sales efforts and reimbursement dynamics

26

Organogenesis Inc.

5 Well Established Commercial Capabilities…

Sales

- ✓ ~200 Experienced Direct Sales Reps Nationwide
  - <u>Opportunity to scale to ≈ 350 within a few years</u>
- ✓ ~90 Established Independent Agencies
  - Opportunity to scale similarly to direct sales force for Surgical & Sports Medicine
- ✓ Experienced Sales Force with Robust Training and Development

Marketing

- ✓ Demonstrated Product Launch and Product Management Success
  - Speaker Bureau / Clinical Experience Programs
- ✓ Strong Conference Presence

Additional Support

- ✓ National Account and Market Access Team
  - Customer Service
- ✓ Field-Based Medical Science Liaison Team
- ✓ Sales Operations and Analytics
- ✓ Established reimbursement with CMS for Advanced Wound Care Products
- ✓ Expanding commercial reimbursement beyond Apilgraf, Dermagraft, and TransCyte
- ✓ Initialized studies to enhance sales effort and negotiations with commercial payors

Infrastructure Supports Customer Relationships Across Continuum of Care

Hospital Outpatient Wound Care Clinic


WOUND CARE CENTER

Private Office



Veterans Affairs


Department of Veterans Affairs
Carl T. Hayden VA Medical Center
Ambulance Entrance

In-patient Hospital/ASC



2,500+ Healthcare facilities served(1)

Notes:
1. Number of facilities that have ordered products in 1H 2018.

27

Organogenesis Inc.

… Supported by High-Quality Manufacturing Facilities 5 Organogenesis has three facilities, including two manufacturing facilities (Canton, MA and La Jolla, CA) which produce its non-amniotic products - Proven large-scale commercial cell manufacturing company - Multiple levels of quality control and product safety and maintain compliance with FDA QSR and other regulations - Recent successful FDA & AATB inspections in Canton, Birmingham & La Jolla - Significant expansion capabilities Amniotic products are currently contract manufactured 65 85 275 150 25,000 square feet Headquarters 4 buildings; 300,000 square feet devoted to manufacturing, shipping, operations and R&D Recent expansion of PuraPly production and logistics 92,000 square feet devoted to operations, R&D and manufacturing + 6,000 square feet warehouse facility R&D labs Customer Service Facility supports QC, warehouse and distribution of amniotic products R&D at UAB Incubator facility Utilizes contract manufacturing for amniotic products 28 La Jolla, CA Birmingham, AL Canton, MA

6 Well Positioned for Continued Growth

	Historical Evolution	Strategic Plan
Product Suite	▪ Apilgraf and Dermagraft indicated for only ~17% of addressable wounds, but are supported by robust Advanced Wound Care sales force and commercialization infrastructure ▪ PuraPly AM introduced in 2016[1] and amniotic portfolio (NuTech) acquired in 2017	▪ Broad product suite addresses full spectrum of addressable wounds, improves positioning with customers and leverages existing commercial organization ▪ Cross-sell amniotic portfolio in Advanced Wound Care channel (~$500mm TAM growing at double-digits) ▪ Introduce smaller size Apligraf through PMA supplement
GPO / IDN and Market Share Agreements	▪ More than 4,000 facilities now covered by GPO / IDN contracts[2] ▪ 20+ market share agreements as of Q2 2018 (up from none as of Q4 2016) covering 250+ facilities	▪ Continued momentum winning new GPO/IDN agreements with intense focus on market share agreements ▪ Key account penetration from market share agreements in early innings
R&D Engine	▪ Deep pipeline with 5 products in development and several studies supporting marketed products ongoing ▪ Ability to leverage technology platforms for additional new products	▪ TransCyte targeting addressable burn market of ~$200mm ▪ ReNu sales potential in Osteoarthritis (OA) of >$100mm with BLA approval
Sales Force	▪ ~200 person sales force smaller than other scaled competitors	▪ Investment ongoing to increase size of sales force and drive penetration across product suite
PuraPly	▪ Legislation is expected to restore pass-through status as of 10/1/18 for 2 years	▪ Position product for sustained profitability; pursue clinical data, commercial coverage, product line extensions and penetration of office channel
Profitability	▪ ~69% gross margins and Adj. EBITDA breakeven in 2017A	▪ Plan to increase gross margins via manufacturing efficiencies and realize operating leverage following sales force ramp ▪ Long-term target gross margins of 80%+ and EBITDA margins of 20%+
Selective Acquisitions	▪ Acquired NuTech in 2017 to expand into amniotic products	▪ Pipeline of acquisition targets identified ▪ Leverage strong commercial infrastructure to accelerate target's sales

Notes:
1. PuraPly AM was launched in 2016, while PuraPly was launched in 2015.
2. Facilities currently under contract, but not necessarily ordering products in 1H 2018.

29

Organogenesis Inc.

Financial Overview

Pro Forma Revenue Growth ($ in mm) PF for pass-through status PuraPly PF Organogenesis, ex-PuraPly $292 2016PF (2) 2017PF (2) 2018E 2019E Notes: PuraPly was approved for pass-through status on 7/22/2015 and reverted to bundle payment status on 12/31/17. PuraPly pass-through status expected to be restored as of 10/1/2018 through 9/30/2020. 1.Pro forma PuraPly calculated by applying 2017A net pricing to Q1 2018, Q2 2018E, and Q3 2018E volume. 2.2016 and 2017 revenue pro forma for the acquisition of NuTech. 31 $227 118 $204 28 PF PuraPly 94(1) $164 109 66 174 62 132 101 95

2017PF to 2019E Net Revenue Bridge


2017PF to 2019E Net Revenue Bridge
($ in mm)
A
B
C
$204.2
$65.3
$9.0
$13.9
$292.3
2017PF (1) Revenue
Amniotic (2) Products
PuraPly
Existing and New Products
2019E Revenue

A Reflects benefit of selling amniotic portfolio through established, scaled Advanced Wound Care commercialization infrastructure

- Additional growth in Surgical & Sports Medicine channel expected given continued sales investment and leveraging broader Organogenesis infrastructure

B PuraPly

- Stable contribution anticipated following expected reinstatement of pass-through status on 10/1/18
- Management focused on positioning product for long-term profitability beyond 2020E

C Consistent performance from long-lived, well-regarded products, including Apligraf and Dermagraft, as well as new product launches, highlighted by the 2019 launch of TransCyte

- Upside from smaller size Apligraf not reflected in model
- 2019E revenue reflects early stage of TransCyte launch cycle; "full-scale" manufacturing not anticipated until late 2020E
- Does not reflect potential "step-function" value creation from expected BLA approval for ReNu and meaningful penetration of OA market opportunity

Additional upside potential from growth in market share agreements

Notes:
1. Includes all $5.7mm of NuTech revenue in Q1 2017 through March 24, 2017.
2. Includes Affinity, NuShield, NuCel, ReNu and Matrix.

32

Organogenesis Inc.

PuraPly Reimbursement Dynamics

- PuraPly expected to benefit from a two-year reinstatement of pass-through reimbursement status effective 10/1/18
- Management plans to utilize this favorable reimbursement dynamic over the next two years to refine the PuraPly go-to-market strategy in advance of pass-through exit on 9/30/20:
  - R&D investment ongoing to obtain commercial payer coverage for PuraPly within 18 months; **potential to increase PuraPly addressable market by ~50%**
  - Continue to add new customers during pass-through period
  - Introduction of additional PuraPly size (new SKU) expected to improve physician treatment options and afford physicians greater flexibility in managing the reimbursement landscape
  - Increase reach in office setting with favorable reimbursement profile
  - Introduction of innovative line extensions, PuraPly XT and PuraPly MZ, expected at attractive price points


PuraPly


Purified
Collagen
Matrix
PHMB
Antimicrobial

PuraPly well-positioned to continue driving robust revenue growth over the long-term

33
Organogenesis Inc.

Detailed Historic and Projected P&L

($ in thousands)

	2016A	2017A	2018E [1]	2019E [1]	H1 2017	H1 2018
Advanced Wound Care	$138,732	$178,896	$168,404	$247,019	$86,057	$66,114
Surgical & Sports Medicine	–	19,612	30,260	45,263	7,851	12,967
Net Revenue	138,732	198,508	198,665	292,283	93,908	79,081
% Growth		*43.1%*	*0.1%*	*47.1%*		*(15.8%)*
Less: Cost of Goods Sold	(48,201)	(61,220)	(70,615)	(83,312)	(28,711)	(31,821)
Gross Profit	90,531	137,288	128,050	208,971	65,197	47,260
% Margin	*65.3%*	*69.2%*	*64.5%*	*71.5%*	*69.4%*	*59.8%*
Less: SG&A [2]	(93,029)	(133,717)	(165,611)	(200,451)	(61,669)	(79,395)
Less: R&D	(6,277)	(9,065)	(13,832)	(23,442)	(4,005)	(4,872)
Income (Loss) from Operations	(8,775)	(5,494)	(51,393)	(14,922)	(476)	(37,006)
Less: Other Expenses / (Income)	(5,926)	(9,056)	(9,493)	(3,806)	(4,057)	(5,437)
Less: Tax Benefit (Expense)	(65)	7,025	(186)	(322)	6,839	(55)
Net Income (Loss) and Comprehensive Income (Loss)	(14,766)	(7,525)	(61,072)	(19,049)	2,306	(42,498)
NI Attributable to Non-Controlling Interest in Affiliates	2,221	863	–	–	863	–
Net Income (Loss) Attributable to Organogenesis	(16,987)	(8,388)	(61,072)	(19,049)	1,443	(42,498)
Adjusted EBITDA	(3,172)	(25)	(38,153)	(1,438)	1,600	(28,772)
% Margin	*(2.3%)*	*(0.0%)*	*(19.2%)*	*(0.5%)*	*1.7%*	*(36.4%)*

Disclosed Products:	2016A	2017A	2018E	2019E	H1 2017	H1 2018
PuraPly	$62,266	$109,082	$66,460	$118,043	$52,307	$23,389

Selected Cash Flow Items:	2016A	2017A	2018E	2019E
Capex	(1,424)	(3,190)	(3,436)	(4,000)
Depreciation	5,702	3,591	4,067	6,317
Amortization	1,617	2,037	3,669	5,993
Stock-based compensation	473	919	1,318	973

34

Notes:
1. PuraPly expected to benefit from a two-year reinstatement of pass-through reimbursement status effective 10/1/18.
2. SG&A adjusted to include the impact of amortization, write-offs, and change in contingent consideration forfeiture rights.

Organogenesis Inc.

Long-Term Financial Targets Mid-to-high teens CAGR Revenue Growth 11%(1) 10%+ Gross Margin 64% Low-to-mid 70’s 80%+ R&D (% of Net Revenue) 7% 8 – 9% 7% SG&A (% of Net Revenue) 79% High 60’s 50% Adjusted EBITDA Margin NM Breakeven 20%+ Notes: 1.Pro forma for PuraPly Pass-Through and the acquisition of NuTech. 35 Interim Long-Term Target Current State (2018E)

Peer Benchmarking 31% 22% 13% 12% 10% (1) (3) Avg = 5.3x Avg = 6.7x 11.7x 4.2x 3.8x(2) 6x (3) 79% 79% 72% 71% 74% 69% 69% 66% (3) Source: Company Filings and Factset as of 8/15/18. 1. 2. 3. Pro forma for the acquisition of NuTech. Financials and estimates as of 2/16/18 to reflect investor sentiment prior to delay of 2017 10k release. Reflects latest financials and stock price as of 8/15/18 and last available broker estimates as of 5/29/18. 36 49% NA Gross Margin (’19E) 7.9x8.3x 6.7x 3.8x5.1x4. 2.3x 1.0x EV / Revenue (’19E) 24% 20% 15%16% 8% Revenue Growth (’17A – ’19E) Innovative SMid Cap MedTech Wound Care

Appendix: Technologies, Reimbursement, & Customer Support

Experienced Management Team (Cont.) MD, MPA with 19 years in Medical industry Leadership position in Product Safety, Medical and Clinical Affairs for 10 years 1 year at Organogenesis 10 years with Organogenesis Previously held executive positions in Quality and Regulatory Affairs at RenaMed Biologics and Circe Biomedical (W.R. Grace), and board membership of Regulatory Affairs Professional Society 22 years with Organogenesis 3 decades of critical systems engineering and manufacturing experience in highly regulated industries: nuclear, petrochemical and biotechnology / medical device Over 21 years in Human Resources in progressive leadership positions 11 years with Bayer Corporation and 10 years with Siemens Healthcare supporting global organizations Most recently VP HR supporting the Laboratory Diagnostics business           38 Background Information Name/Title Tom Pearl VP, Human Resources Zorina Pitkin SVP, Quality Systems Chris O’Reilly VP, Manufacturing Operations Shabnam Vaezzadeh VP, Global Medical and Clinical Affairs

Multiple Product Technology Platforms

Organogenesis' breadth of technology is unique amongst Advanced Wound Care companies

Platform	Product Technology Description
Bioengineered Cellular 	▪ Products produced from living allogeneic cells ▪ Potential wound and surgical regenerative therapies ▪ BLA regulatory pathway
Collagen Biomaterial 	▪ Porcine collagen biomaterial technology platform ▪ Incorporates patented tissue cleaning processes to bioengineer products for specific applications by controlling thickness, strength and remodeling rates ▪ Antimicrobial technology provides clinical and competitive advantage ▪ 510K Regulatory pathway
Amniotic / Placental 	▪ Products derived from human placental tissues and fluids ▪ Multiple options for tissue properties ▪ Proprietary AlloFresh and BioLoc processing methodologies ▪ BLA and 361 HCT/P regulatory pathways

39

Organogenesis Inc.

Reimbursement Overview – Advanced Wound Care

Payers Have Separate Payment For Advanced Wound Care Products

Medicare

Outpatient Hospitals / ASCs

- Established reimbursement for Organogenesis Advanced Wound Care products
- Positioned our innovative PuraPly line to benefit from limited duration reimbursement benefit
  - Limited duration reimbursement benefit ended December 31, 2017, but is expected to be reinstated October 1, 2018 for another 2 years

Physician Office

- Product paid Average Sales Price (ASP) + 6%
- Not geographically adjusted

Medicaid

- Payment rates vary and may be based on Medicare rates

Commercial

- Contract with participating providers to establish agreed upon rates for items and services
- Usually rates are in the form of fee-schedule but sometimes there is a set payment rate. In many cases, fee schedules are based on Medicare payment rates
- Apligraf, Dermagraft and TransCyte have commercial reimbursement
- Organogenesis has initiated studies for other lead and pipeline assets (e.g., PuraPly, Affinity, NuShield, NuCel, ReNu) to enhance sales efforts and negotiations with commercial insurers

40
Organogenesis Inc.

PuraPly Reimbursement Background  PuraPly AM is a purified native porcine type I collagen matrix embedded with polyhexamethylene biguanide, or PHMB, a localized broadspectrum antimicrobial for the management of multiple wound types - Product is differentiated in that it helps manage bioburden while also supporting the healing process across a wide variety of wound types and reducing cytotoxicity  PuraPly AM was launched in 2016(1) via 510(k) clearance and quickly demonstrated robust uptake - Focused sales effort supported by Organogenesis Advanced Wound Care commercialization infrastructure  Product sales benefitted from “pass-through” payments in the outpatient hospital or ASC setting (granted by CMS to encourage innovative medical devices, drugs and biologics) - Pass-through status refers to separate payments for the product made to providers in addition to the “bundled” payment (e.g., one set payment for the application procedure, regardless of product cost)  Pass-through status ended (temporarily) on December 31, 2017; as a result, providers in these settings began only receiving bundled payments for the product. The Company saw a decline in PuraPly revenue in the first half of 2018: - Lower reimbursement negatively affected customer demand for overall PuraPly volumes - Lower relative reimbursement for larger, higher-priced SKUs resulted in a mix shift towards smaller, lower-priced SKUs (bundled payment structure does not necessarily reimburse more for larger wounds) - Reduced Organogenesis sales force focus on PuraPly relative to other products in the portfolio  Consolidated Appropriations Act of 2018 signed into law in March 2018 expected to restore pass-through status for PuraPly for two years, effective 10/1/18 Notes: 1.PuraPly AM was launched in 2016, while PuraPly was launched in 2015. 41

Reimbursement Overview – Surgical & Sports Medicine Most payers (Medicare, Medicaid and commercial) include the payment for surgical products in the overall payment for the procedure  Medicare reimburses hospital inpatient stays based on the Medicare Severity Diagnosis Related Group (MS-DRG)  MS-DRG assignment is generally determined by the ICD-10 code that identifies the individual’s primary diagnosis. MS-DRG assignment may also be affected by additional diagnoses that identify complicated or complex cases and the provision of certain surgical procedures  Some private payers use the MS-DRG based system to reimburse facilities for inpatient services  42 Most Payers Do Not Reimburse Separately for Surgical Products

Comprehensive In-House Customer Support Reimbursement Support Center  Benefit verification/ Prior authorization  Assurance Program  Claims review support  Coding, coverage and payment tools Customer Care Center  Dedicated and trained staff  Direct Purchase Program  Return goods and cancellation policy  Standing orders and demand programs  Planned courtesy unit program Patient Focused Programs  Alternative funding program Patients and Customers  Patient assistance program Customer Resources  Reimbursement hotline and inquiry mail box  Customer care center  Customer portal  Company websites Medical and Technical Support  Provide technical and medical consultation on product use  Field support to customers  Support customers to resolve/prevent Joint Commission issues 43

Comprehensive Healthcare Compliance Program To help ensure compliance with the laws and regulations governing the provision of health care goods and services, we have implemented a comprehensive compliance program based on the HHS Office of Inspector General’s Seven Elements of an Effective Compliance Program(1):  - Implemented written policies, procedures and standards of conduct - Designated a compliance officer and compliance committee - Conducted effective training and education - Developed effective lines of communication - Conducted internal monitoring and auditing - Enforcing standards through well-publicized disciplinary guidelines - Responding promptly to detected offenses and undertaking corrective action Compliance resources augmented by outside counsel Arent Fox (policy, training and enforcement) and Polaris Management (monitoring and auditing)  Notes: 1.Health & Human Services, Office of Inspector General, Compliance Program Guidance for Pharmaceutical Manufacturers, April 2003. 44 Healthcare Compliance Program

Pro Forma Revenue Reconciliation Year ended December 31, ($ in mm) 2016A 2017A 2018E 2019E Reported Revenue NuTech Medical PF Adjustment(1) PuraPly PF Adjustment(2) $138.7 24.9 – $198.5 5.7 – $198.7 – 28.1 $292.3 – – Pro Forma Revenue $163.7 $204.2 $226.7 $292.3 Notes: 1. 2. Amount reflects the revenue attributable to NuTech Medical prior to the completed acquisition of NuTech Medical on March 24, 2017. Amount reflects adjustment to calculate Pro forma PuraPly Revenue by applying 2017A net pricing to Q1 2018, Q2 2018E, and Q3 2018E volume. 45

Adjusted EBITDA Reconciliation

($ in thousands)	Year ended December 31, 2015	Year ended December 31, 2016	Year ended December 31, 2017	Six Months ended June 30, 2017	Six Months ended June 30, 2018
Net income (loss) attributable to Organogenesis Inc.	($24,261)	($16,987)	($8,388)	$1,443	($42,498)
Interest expense, net	3,348	5,474	8,010	3,550	5,191
Income tax expense (benefit)	(177)	65	(7,025)	(6,839)	55
Depreciation	6,063	5,702	3,591	1,762	1,747
Amortization	1,622	1,617	2,037	948	1,834
EBITDA	(13,405)	(4,129)	(1,775)	864	(33,671)
Stock-based compensation expense	459	473	919	374	568
Gain on settlement of litigation[1]	(2,988)	–	–	–	–
Change in contingent consideration forfeiture asset[2]	–	–	(212)	(94)	589
Change in contingent purchase earn-out[3]	(3,300)	–	–	–	–
Change in fair value of interest rate swaps[4]	5	(253)	6	6	–
Change in fair value of warrant liability[5]	–	737	1,037	450	248
Write-off of deferred offering costs	–	–	–	–	3,494
Adjusted EBITDA	($19,229)	($3,172)	($25)	$1,600	($28,772)

Notes:

1. Amount reflects the settlement received in 2015 in connection with a 2011 lawsuit filed against a former employee, alleging the breach of an Invention, Non-Disclosure and Non-Competition Agreement.
2. Amount reflects the change in fair value of the common shares associated with the shares issued in connection with the acquisition of NuTech Medical that are forfeitable by the sole stockholder of NuTech Medical upon the occurrence of the FDA requiring approval of certain products acquired from NuTech Medical.
3. Amount reflects the change in fair value of a contingent purchase earn-out in connection with our acquisition of Dermagraft from Shire plc, or Shire.
4. Amount reflects the change in fair value of our interest rate swaps that the Real Estate Entities (as defined in "Management's Discussion and Analysis of Financial Conditions and Results of Operations—Overview—Items Affecting Comparability") entered into to manage the economic impact of fluctuations in interest rates. We do not use interest rate swaps for speculative or trading purposes and as such, the fair value of these instruments is recorded as an asset or liability on the consolidated balance sheet with change in the fair value of the instruments recognized as income or expense in the current period as a component of other income (expense), net in the consolidated statement of operations and comprehensive loss.
5. In connection with our 2016 Loans, we classified the warrants issued to purchase our common stock to the lenders, who are our affiliates as a liability on our consolidated balance sheet. Amounts in the table reflect the change in fair value of the warrant liability. See "Certain Relationships and Related Party Transactions—Loans from Controlling Entities—2016 Loans."

46

Organogenesis Inc.

Appendix Product Details

Apligraf

Organogenesis
Apligraf®
Living Cellular Skin Substitute
Advanced Wound Care

Description / Clinical Application	■ Bioengineered, bi-layered skin substitute ■ Contains two living cell types: human epidermal keratinocytes and human dermal fibroblasts ■ Only product PMA approved for VLUs and DFUs
Technology	■ Drives faster healing and more complete wound closure through unique two cell combination: – Outer layer of protective skin cells (keratinocytes) – Inner layer of cells contained within a collagen matrix (fibroblasts) ■ We believe Apligraf is the first and only wound-healing therapy to demonstrate a significant change in patients' VLU wound tissue ■ Demonstrates a shift from a non-healing gene profile to a healing-profile
Key Attributes	■ Plays an active role in healing by providing the wound with living human skin cells, growth factors and other proteins produced by the cells, and a collagen matrix ■ Extensive clinical history with ~850,000 units shipped ■ Real world efficacy and cost effectiveness ■ 53% relative improvement in healing over EpiFix(1) ■ \$5,253 ($p = 0.49$) reduction in average per patient health care costs(2)

Apligraf: Two Living Cell Types in a Matrix



Apligraf provides living cells, growth factors & cytokines known to stimulate healing


TGF-α
PDGF-A
PDGF-B
FGF-1
IL-8
IL-1α
Keratinocytes
Fibroblasts
PDGF-A
PDGF-B
TGF-β1
TGF-β3
IL-6
IL-8
IL-11
IGF-2
FGF-1
FGF-2
FGF-7

Notes:
1. At 24 weeks; Kirsner RS et al. Wound Rep Reg. 2015; 23: 737-744.
2. Rice JB et al. J Med Econ. 2015; 1-10.

48
Organogenesis Inc.

Apligraf’s Proven Clinical Efficacy Complete Wound Closure 60% Complete Wound Closure 60% 57% 56% 50% 50% 40% 40% 30% 30% 20% 20% 10% 10% 0% 0% 4 Weeks 8 Weeks 12 Weeks 24 Weeks 4 Weeks 8 Weeks Time in Study 12 Weeks Time in Study Control (n=100) Apligraf (n=140) Conventional Therapy Alone (n=96) Apligraf (n=112) Notes: 1. Falanga V, Sabolinski ML. A bilayered living skin construct (Apligraf®) accelerates complete closure of hard-to-heal venous ulcers. Wound Repair Regen. 1999. In press. 2. Veves A, Falanga V, et al. Diabetes Care. 2001; 24:290-295. 49 (% of patients Closed) (% of patients Closed) 45% 25% 38% 20% 3% 40% 37% 29% 19% 24% 9% 5% Diabetic Foot Ulcer Clinical Data(2) Venous Leg Ulcer Clinical Data(1) Advanced Wound Care

Dermagraft

Organogenesis
Dermagraft™
Human Fibroblast-derived Dermal Substitute
Advanced Wound Care

Description / Clinical Application	▪ Dermal substitute grown from human dermal fibroblasts ▪ Helps restore the compromised wound bed to facilitate healing ▪ PMA approval for DFUs
Technology	▪ Produces many of the same proteins and growth factors which support the healing response in healthy skin ▪ Contains a temporary mesh fabric that is dissolvable and becomes part of the body's own healing processes
Key Attributes	▪ Can be applied weekly (up to eight times) over a twelve week period without having to remove the product from the wound ▪ FDA-monitored RCT demonstrates its superiority to conventional therapy in the healing of DFUs ▪ Real world efficacy and cost effectiveness ▪ 52% relative improvement in healing over EpiFix[1] ▪ $6,991 (p = 0.84) reduction in average per patient health care costs[2]

Fibroblasts in Dermagraft Produce Human Collagen and Extra Cellular Matrix Proteins



Human fibroblasts distributed throughout the naturally secreted collagen matrix and polyglactin strands (x200, H&E)


Collagen Matrix
Mesh Scaffold
Fibroblast

Notes:
1. At 24 weeks; Kraus I et al, Wounds. 2017; 29(5): 125-132.
2. Rice JB et al, J Med Econ. 2015; 1-10.

50
Organogenesis Inc.

Dermagraft Percent of patients Healed In the Phase III pivotal trial, Dermagraft plus conventional therapy resulted in significantly more patients with DFUs >6 weeks duration achieving complete wound closure by 12 weeks vs conventional therapy alone (30% vs 18%, P=0.023)(1,2)  Patients reported being ambulatory an average of 8 hours per day 1  Post-hoc analysis showed a significant reduction of amputations/resections in patients treated with Dermagraft (3)  Notes: 1. DERMAGRAFT Directions for Use. Organogenesis. 2013. 2. Marston WA, et al. Diabetes Care. 2003;26(6):1701-1705. 3. Frykberg DG, et al. Advances Skin & Wound Care. 2015; 28(1): 17-2-. 51 Percent of patients with Complete Healing by 12 Weeks (1, 2) Advanced Wound Care

PuraPly Antimicrobial (AM)

Organogenesis
PuraPly AM
Antimicrobial Wound Matrix
AWC / S&SM

Description / Clinical Application	■ Purified native collagen matrix with broad-spectrum polyhexamethylene biguanide (PHMB) antimicrobial agent ■ 510(k) clearances for management of multiple wound types and surgical treatment of open wounds
Technology	■ Effective combination of PHMB with a native collagen matrix that helps manage bioburden while supporting healing across a wide variety of wound types, regardless of severity or duration
Key Attributes	■ Functions as a skin substitute ■ Designed to address challenges posed by bioburden and excessive inflammation in the wound
Clinical Update	■ Patient enrollment and follow-up completed for: – 43 patient, single center controlled prospective observational evaluation for multiple wound types – 100 patient, single-center controlled prospective observational evaluation for chronic and acute wounds – Patient enrollment underway for PuraPly AM RESPOND Registry


PuraPly



52

Organogenesis Inc.

Affinity

Organogenesis
Affinity
Fresh Amniotic Membrane
AWC / S&SM

Description / Clinical Application	■ Fresh amniotic membrane containing many types of viable cells, growth factors/cytokines, and ECM proteins ■ Regulated as a 361 HCT/P ■ Treats chronic and acute wounds, as well as tendon, ligament and other soft tissue injuries
Technology	■ Undergoes proprietary AlloFresh process that hypothermically stores the product in its fresh state ■ Product is never dried or frozen, helping it retains its native benefits and structure
Key Attributes	■ We believe Affinity is one of only a few amniotic tissue products containing viable amniotic cells ■ Native cellular properties support cell and tissue growth making it an excellent option to support wound and soft tissue healing
Clinical Update	■ Two clinical trials currently in process: – 100 patient RCT: Affinity vs. standard of care for DFUs – 20 patient prospective study: Closure time for chronic VLUs treated with Affinity







53
Organogenesis Inc.

NuShield healing of acute and chronic wounds across a range of sizes for the treatment of diabetic foot ulcers 54 Clinical Update  100 patient, randomized clinical trial vs. the standard of care Key Attributes  Effective adhesion barrier  Biological characteristics support healing of soft tissue defects - Particularly in difficult-to-heal locations or challenging patient populations Technology  Preserved utilizing proprietary BioLoc process  Preserves native structure of the amnion and chorion membranes  Available in multiple sizes and can be stored at room temperature with a five year shelf life Description / Clinical Application  Dehydrated placental tissue graft  Topically or surgically applied to the target tissue to support  Regulated as a 361 HCT/P AWC / S&SM

NuCel characteristics of the tissue 55 Clinical Update  Two retrospective lumbar spinal fusion studies of 159 patients published (one with prospective follow-up and CT)  Two additional prospective lumbar studies, including multi-center, are in process  Retrospective studies in long-bone non-union and in complex wounds and burns are awaiting publication  Currently seeking BLA approval Key Attributes  Clinical efficacy demonstrated in several published clinical studies  Particularly in patients with significant comorbidities such as diabetes and obesity Technology  Amniotic tissue harvesting process protects key biologic Description / Clinical Application  Surgically implanted allograft derived from human amniotic tissue and amniotic fluid  Regulated as a 361 HCT/P  Used primarily in spinal and orthopedic surgical applications to support tissue healing, including bone growth and fusion Surgical & Sports Medicine

ReNu™ degenerative conditions such as OA and joint and tendon biologic characteristics of the tissue multiple applications 56 Clinical Update  200 patient multi-center RCT with interim data being prepared for publication  Robust pre-clinical and clinical program on-going across  Currently seeking BLA approval Key Attributes  Completed and published pilot clinical study for knee OA in 6 patients, which we believe is indicative of its safety: - Results of this study suggest potential efficacy for a period of more than a year, significantly longer than available alternatives Technology  Formulated for office use  Amniotic tissue harvesting and processing protects key Description / Clinical Application  Cryopreserved suspension of amniotic fluid cells and morselized amnion tissue from the same donor  Regulated as a 361 HCT/P  Used to support healing of soft tissues, particularly in injuries such as tendinosis and fasciitis Surgical & Sports Medicine